                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                                EnergySouth, Inc.
                (Name of Registrant as Specified In Its Charter)

                     EnergySouth, Inc. [Board of Directors]
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         -----------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------

         3)       Filing Party:

         -----------------------------------------------------------------

         4)       Date Filed:

         -----------------------------------------------------------------

                                ENERGYSOUTH, INC.
                               2828 DAUPHIN STREET
                              MOBILE, ALABAMA 36606


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 31, 2003

To the Holders of Common Stock of ENERGYSOUTH, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EnergySouth, Inc., an Alabama corporation ("EnergySouth" or the "Company"), will be held in the Auditorium at the principal office of the Company, 2828 Dauphin Street, Mobile, Alabama, on Friday, January 31, 2003, at 10:00 o'clock a.m., Central Standard Time, for the purpose of:

1. Electing four Directors of the Company to serve for terms expiring at the 2006 Annual Meeting of Stockholders and until their successors shall be duly elected and qualified.

2. Considering and acting upon a proposal to approve the 2003 Stock Option Plan of EnergySouth, Inc.

3. Considering and acting upon such other and further business as may properly come before the meeting or any and all adjournments thereof.

The Board of Directors has fixed the close of business on December 9, 2002 as the record date for the determination of holders of the common stock of the Company entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Company common stock at the close of business on December 9, 2002 will be entitled to vote at the meeting.

                                   By Order of the Board of Directors,
                                          G. EDGAR DOWNING, JR.
                                                Secretary
Mobile, Alabama
December 23, 2002



IMPORTANT: EVEN IF YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY, NO MATTER HOW SMALL YOUR HOLDINGS, IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. NO POSTAGE IS REQUIRED ON THE ENCLOSED PROXY IF MAILED WITHIN THE UNITED STATES. IF YOUR SHARES ARE HELD BY A BROKER, BANK OR NOMINEE, IT IS IMPORTANT THAT YOU GIVE THEM YOUR VOTING INSTRUCTIONS.

                                ENERGYSOUTH, INC.




                                 PROXY STATEMENT

This Proxy Statement is furnished to the stockholders of EnergySouth, Inc. (the "Company") in connection with the solicitation of the enclosed proxy for use at the Annual Meeting of Stockholders of the Company to be held on Friday, January 31, 2003, or any adjournment or adjournments thereof. This Proxy Statement, the accompanying form of Proxy and Notice of Annual Meeting of Stockholders, and the Company's Annual Report to Stockholders for the fiscal year ended September 30, 2002 are first being mailed to stockholders on or about December 23, 2002.

                             PROXY AND SOLICITATION

The accompanying proxy is solicited on behalf of EnergySouth, Inc. for use at the Annual Meeting of the Stockholders of the Company to be held in the Auditorium at the principal office of the Company, 2828 Dauphin Street, Mobile, Alabama, on Friday, January 31, 2003, at 10:00 o'clock a.m., Central Standard Time, and at any and all adjournments thereof, for the purposes set forth in the notice of the meeting annexed hereto and incorporated herein by this reference.

All costs and expenses of soliciting proxies will be borne by the Company. The Company's costs of solicitation will include reimbursement of brokers and other persons for their expenses in sending proxy materials to their principals and obtaining their proxies. In addition, the Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies at a fee not to exceed $7,500, plus reimbursements for out-of-pocket expenses incurred by that firm on behalf of the Company.

Stockholders who execute proxies retain the right to revoke them at any time before they are voted by delivery of a written revocation to the Secretary of the Company. A proxy when executed and not so revoked will be voted in accordance therewith.

                        VOTING SECURITIES; VOTE REQUIRED

As of December 9, 2002, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 5,052,673 shares of common stock, $.01 par value per share ("Common Stock"), of the Company outstanding, with each share entitled to one vote. A majority in number of votes, present in person or by proxy, constitutes a quorum for the transaction of business.

The vote of a majority of the shares of Common Stock cast by the shares entitled to vote is required for the election of directors and for approval of Proposal
2. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for or against such individuals, and abstaining votes will not be counted as votes cast for or against Proposal
2. All abstentions and broker non-votes will be counted towards the establishment of a quorum.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

The Articles of Incorporation of the Company provide that the number of Directors shall not be less than nine nor more than twelve, as determined from time to time by the Board of Directors. The Board has fixed the number of Directors at twelve. The Articles of Incorporation also provide that the Board of Directors shall be divided into three classes, with each class serving three-year terms which end in successive years. One-third of the Board of Directors is elected each year. The Articles of Incorporation of the Company do not provide for cumulative voting in the election of Directors.

Unless authority is withheld on a proxy, shares represented by the proxies received by the Company will be voted for the election as Directors of the four nominees listed below. Each nominee is to be elected to serve until the Annual Meeting of Stockholders in 2006 and until his or her successor has been duly elected and qualified. Each of the nominees is a current director. Proxies cannot be voted for more than four persons. Should any nominee be unable or unwilling to accept election, which the Company has no reason to believe will be the case, the proxy will be voted for a substitute nominee or nominees designated by the Company.

The following information is a brief account of the business experience of each nominee and director during the past five years, and of Common Stock beneficially owned by each nominee and director as of December 1, 2002, based on information received from the respective nominees and directors.

                                                                             First         No. of Shares
Name, Age,  Principal Occupation During Past Five Years, and                 Became        Beneficially           Percent
Other Directorships                                                       a Director(1)      Owned(2)            of Class

NOMINEES TO SERVE UNTIL ANNUAL MEETING OF STOCKHOLDERS IN 2006:

JOHN C. HOPE, III, 53, became Executive Vice President of Whitney                 1993            7,622                   *
National Bank, in January of 1998.  He previously served as Chairman and Chief Executive Officer of Whitney Bank of Alabama from
November, 1994.  He serves as Chairman of the Board of the Company
He serves as a member of the Board of Directors of Infirmary Health
Systems, Inc., Mobile, Alabama.(3)(5)(7)

JUDY A. MARSTON, 59,  is the owner of Judy Marston &                              2000              300                   *
Associates, Mobile, Alabama, a business consulting firm.(5)(7)

S. FELTON MITCHELL, JR., 58, is President of S. Felton Mitchell,                  1993            8,023(8)                *
Jr., P.C., Mobile, Alabama, a law practice, and sole proprietor of S
Felton Mitchell, Jr., CPA, Mobile, Alabama, an accounting practice
He is President of The Vibroplex(R)Co., Inc., Mobile, Alabama, a
manufacturer of amateur radio equipment.(4)(7)

THOMAS B. VAN ANTWERP, 52, became President of Legal                              1993          388,887(9)             7.70%
Professional Staffing, Inc., Atlanta, Georgia, in July of 1997.  He
previously served as Sales and Marketing  Director of Georgia Press
Association, Atlanta, Georgia, from May 1996; and as Zoned Group
Advertising Manager, Syracuse Newspapers, Syracuse, New York,
from February 1, 1993.  He serves as a member of the Board of
Directors of Merchants & Marine Bank,  Pascagoula, Mississippi.(3)(5)

                                                                             First         No. of Shares
Name, Age,  Principal Occupation During Past Five Years, and                 Became        Beneficially           Percent
Other Directorships                                                       a Director(1)      Owned(2)            of Class

DIRECTORS TO SERVE UNTIL ANNUAL MEETING OF STOCKHOLDERS IN 2005:

WALTER A. BELL, 59, became Vice President, Corporate                          2001            2,810                    *
Diversity, of the MONY Group, New York, New York, a
financial services company, in 1999.  He served as National
Director, Emerging Markets, of the MONY Group from 1995
to 1999.(5)(6)

GAYLORD C. LYON, 80, is President of Gaylord C. Lyon &                        1973           27,150(10)                *
Company,  Inc., a real estate appraisal and property management company, Mobile, Alabama.(6)(7)

HARRIS V. MORRISSETTE, 43, is President of Marshall                           2000            2,000                    *
Biscuit Co., Inc., Mobile, Alabama and Chairman of Azalea
Aviation, Inc., Mobile, Alabama. He serves as a member of
the Board of Directors of BankTrust, Mobile, Alabama, and
as a Director of Williamsburg Investment Trust, Cincinnati,
Ohio.(4)(6)

E. B. PEEBLES, JR., 84, retired in December, 1984 as                          1978           20,297(11)                *
Chairman of Ryan-Walsh Stevedoring Company, Inc., Mobile,
Alabama, and Senior Vice President of Dravo Corporation,
Pittsburgh, Pennsylvania.  He serves as Chairman Emeritus of
Mobile Arts and Sports Association and Senior Bowl
Committee, Mobile, Alabama.(3)(5)

ROBERT H. ROUSE, 47, is a member of Helmsing, Leach,                          2001            1,175(12)                *
Herlong, Newman & Rouse, P.C., Mobile, Alabama, a law firm
He serves as a member of the Advisory Board of Whitney
National Bank (Mobile).(4)(7)

DIRECTORS TO SERVE UNTIL ANNUAL MEETING OF STOCKHOLDERS IN 2004:

JOHN S. DAVIS, 60, has served as President and Chief                          1995           65,155(13)             1.28%
Executive Officer of the Company since its formation in February,
1998, and as President and Chief Executive Officer of Mobile Gas
Service Corporation since January, 1995.  He serves as a member of the Board of Directors of Infirmary Health Systems, Inc.,
Mobile, Alabama. He is also a member of the South Area Board of Directors of AmSouth Bank, Mobile, Alabama.(3)(6)

                                                                          First         No. of Shares
Name, Age, Principal Occupation During Past Five Years, and               Became        Beneficially           Percent
Other Directorships                                                    a Director(1)      Owned(2)            of Class

WALTER L. HOVELL, 74, retired in 1995 as President                         1975           57,840(14)             1.14%
and Chief Executive Officer of Mobile Gas Service Corporation
He serves as Vice Chairman of the Board of the Company.(3)(4)

G. MONTGOMERY MITCHELL, 74, retired in 1993                                1993            6,000(15)                *
as Senior Vice President and Director of Stone & Webster
Management Consultants, Inc., Houston, Texas.  He serves as
Chairman of the Board of Directors of Energy West, Inc.,
Great Falls, Montana.(4)(6)

----------
*        Less than one percent.

(1)      Each director has served continuously since the dates indicated.

(2) Except as noted, the indicated owners have sole voting and dispositive power with respect to shares beneficially owned.

(3)      Member of Executive Committee.

(4)      Member of Audit Committee.

(5)      Member of Compensation and Planning Committee.

(6)      Member of Risk Management Committee.

(7)      Member of Retirement Committee.

(8) Includes 704 shares owned by Mr. Mitchell's spouse as to which he disclaims beneficial ownership and 1,712 shares owned jointly with his mother with whom he shares voting and dispositive power.

(9)      Includes 12,500 shares held by the Executors of the Estate of William
         J. Hearin, Jr. (the "Estate"), as to which Mr. Van Antwerp shares voting and dispositive power as a co-executor of the Estate with Emily Staples Hearin, Ann B. Hearin and Luis M. Williams, each of whom is also a co-executor of the Estate; 109,100 shares owned by The Hearin/Chandler Foundation, of which Mr. Williams is the trustee and with whom Mr. Van Antwerp shares voting power; and 142,410 shares owned by Emily Staples Hearin, 69,724 shares owned by Ann Hearin, 42,698 shares owned by Louise Hearin, and 7,536 shares owned by Mr. Williams, as to which Mr. Van Antwerp shares voting power. Also includes 634 shares held directly by Mr. Van Antwerp over which he has sole voting and dispositive power, 2,725 shares owned jointly with Mr. Van Antwerp's spouse with whom he shares voting and dispositive power, and 1,560 shares held in two accounts by Mr. Van Antwerp as custodian for two children under the New York Uniform Transfers to Minors Act, as to which he has sole voting and dispositive power.

(10)     Includes 6,112 shares owned by Mr. Lyon's spouse.

(11) Includes 3,000 shares owned by Mr. Peebles' spouse as to which he disclaims beneficial ownership.

(12) Includes 300 shares held in two accounts by Mr. Rouse as custodian for two children under the Alabama Uniform Gifts to Minors Act, as to which he has voting and dispositive power.

(13) Includes 2,197 shares held in Employees' 401(k) Plan and 38,250 shares subject to options exercisable within 60 days.

(14) Includes 24,501 shares owned by Mr. Hovell's spouse as to which he disclaims beneficial ownership, and 10,949 shares held in his Individual Retirement Account, over which shares he has sole voting power.

(15) Includes 4,000 shares owned jointly with Mr. Mitchell's spouse with whom he shares voting and dispositive power and 2,000 shares held in his Individual Retirement Account, over which shares he has sole voting power.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

Director Compensation, Committees and Attendance. The directors of the Company currently also serve as directors of Mobile Gas Service Corporation ("Mobile Gas"), and receive no separate compensation for their services in such capacity. The Board of Directors had five meetings during the last fiscal year. Quarterly fees paid to non-employee members of the Board of Directors are $3,750 per quarter. Directors also receive $1,000 per Board meeting attended. The maximum aggregate of fees payable to any director for service on the Board of Directors and its committees is $20,000 per fiscal year. Directors who are also employees of Mobile Gas do not receive fees for service on the Board of Directors or its committees.

Pursuant to the Amended and Restated Non-Employee Directors Deferred Fee Plan (the "Deferred Fee Plan"), directors may make an advance election to defer director's fees, and to have such deferred fees treated as though invested in Common Stock, or as cash earning interest at the prime rate. Messrs. Hope, Hovell, S. Felton Mitchell, Jr., Morrissette, Rouse and Van Antwerp elected to defer all or a portion of director's fees payable to them during fiscal year 2002. With respect to deferred fees which are treated as though invested in Common Stock, the Company is required under applicable accounting rules to record as compensation expense, as of the end of each fiscal quarter and year, a credit or charge to earnings based on the market value on such dates of all Common Stock which would have been held for the accounts of directors under the Deferred Fee Plan if those deferred fees had actually been invested in Common Stock. In fiscal year 2002, the amounts so recorded were a charge of $87,849.96 as of December 31, 2001, a charge of $72,764.98 as of March 31, 2002, a charge of $227,304.00 as of June 30, 2002, and a credit of $224,396.26 as of September 30, 2002.

Mobile Gas conducted a multi-year program to evaluate a new generation of gas air conditioning technology in the Gulf Coast environment. Pursuant to the program, equipment was placed in the homes of Messrs. Peebles and S. Felton Mitchell, Jr., periodically tested and evaluated, and returned to Mobile Gas at the end of the program in June, 2002. The Company estimates that the aggregate incremental cost of such program with respect to Messrs. Peebles and Mitchell in fiscal year 2002 was approximately $12,208 and $4,827, respectively.

There are five standing committees of the Board, which are the Executive Committee, Audit Committee, Compensation and Planning Committee, Risk Management Committee and Retirement Committee. The Company does not have a nominating committee.

The Executive Committee, which met once during the last fiscal year, exercises all the powers of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors, except as restricted by the By-laws of the Company and applicable law. Action by the Executive Committee is reported at the meeting of the Board next succeeding such action.

The Audit Committee, which met seven times during the last fiscal year, recommends to the Board the independent auditors and reviews recommendations made by the auditors. The committee meets with the auditors to review the scope of the audit to be conducted and afterwards to receive the report of such audit with recommendations and advises the Board with respect thereto. The Company's independent public accountants have free access to the Audit Committee and meet with the committee with and without management present. Members of the Audit Committee are all non-employee directors.

The Compensation and Planning Committee, which met four times during the last fiscal year, reviews and makes recommendations to the Board on establishing salaries and other compensation, including stock options, for the officers of the Company and its subsidiaries. Members of the Compensation and Planning Committee are all non-employee directors.

The Risk Management Committee, which met once during the last fiscal year, is responsible for reviewing risk management policies and programs throughout the Company to assure that they are appropriate to the short and long term objectives of the Company. The Committee also advises the Board of Directors of the effectiveness of these policies and programs.

The Retirement Committee, which met seven times during the last fiscal year, is responsible for the general administration of the Employee Savings Plan and the Voluntary Employees' Beneficiary Association Plans, as well as the Retirement Plan.

Insurance. The Company provides accidental death and dismemberment insurance of $200,000 for each Director and $100,000 for the spouse of each director. Premium cost for the fiscal year for such coverage was $2,432 for all directors not serving as officers. The Company is not designated as the beneficiary under the policy.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that all requirements under Section 16(a) of the Securities and Exchange Act of 1934 applicable to directors and executive officers of the Company were complied with by such persons during the last fiscal year, except that Mr. Bell filed late a report on Form 4 with respect to 500 shares acquired by his spouse in an IRA account in November 2001, and Mr. Keen filed on Form 5 a late report of options exercised in November 2001 with respect to 825 shares. In making this disclosure, the Company has relied on written representations by or on behalf of its directors and executive officers and copies of reports filed.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 1, 2001, information concerning
(i) beneficial ownership of Common Stock, the only class of voting securities of the Company, by persons who are known by the Company to own beneficially more than 5% of such common stock, and (ii) beneficial ownership of such common stock by all directors and executive officers of the Company and Mobile Gas as a group. Except as noted below, the indicated owners have sole voting and investment power with respect to shares beneficially owned.

Name and Address                        Amount Beneficially Owned              Percent of Class
----------------                        -------------------------              ----------------

Thomas B. Van Antwerp                       388,887(1)                                7.7%
Suite 1295
Two Ravina Drive
Atlanta, GA 30346

All directors and executive                 685,333(1)(2)                            13.3%
officers as a group (17 persons)

(1)      Includes 12,500 shares held by the Executors of the Estate of William
         J. Hearin, Jr. (the "Estate"), as to which Mr. Van Antwerp shares voting and dispositive power as a co-executor of the Estate with Emily Staples Hearin, Ann B. Hearin and Luis M. Williams, each of whom is also a co-executor of the Estate; 109,100 shares owned by The Hearin/Chandler Foundation, of which Mr. Williams is the trustee and with whom Mr. Van Antwerp shares voting power; and 142,410 shares owned by Emily Staples Hearin, 69,724 shares owned by Ann Hearin, 42,698 shares owned by Louise Hearin, and 7,536 shares owned by Mr. Williams, as to which Mr. Van Antwerp shares voting power. Also includes 634 shares held directly by Mr. Van Antwerp over which he has sole voting and dispositive power, 2,725 shares owned jointly with Mr. Van Antwerp's spouse with whom he shares voting and dispositive power, and 1,560 shares held in two accounts by Mr. Van Antwerp as custodian for two children under the New York Uniform Transfers to Minors Act, as to which he has sole voting and dispositive power.

(2) Includes 37,439 shares owned by spouses of officers and directors, 15,927 shares owned jointly by officers and directors and their respective spouses, 15,804 shares credited to officers' accounts in the Employees' 401(k) Plan, and 106,200 shares subject to options exercisable within 60 days.

                             EXECUTIVE COMPENSATION

The following table contains information with respect to compensation paid or set aside by the Company and its subsidiaries for services in all capacities during fiscal years 2002, 2001 and 2000 to the Company's Chief Executive Officer and to the four most highly compensated executive officers of the Company and its subsidiaries, other than Chief Executive Officer, whose aggregate salary and bonus exceeded $100,000 for fiscal year 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                                       LONG
                                                                                                       TERM
                                                                                                   COMPENSATION
                                                          ANNUAL COMPENSATION                          AWARDS
                                                 ---------------------------------------           ------------
                                                                             OTHER                  SECURITIES
                                                  SALARY      BONUS          ANNUAL                 UNDERLYING
NAME AND PRINCIPAL POSITION             YEAR       ($)         ($)       COMPENSATION($)             OPTIONS(#)
-----------------------------------     ----     -------     -------     ---------------           ------------
John S. Davis                           2002     281,500      95,000               9,762(1)(6)               --
President and Chief Executive           2001     277,250          --              10,668(1)(6)               --
Officer                                 2000     253,833      50,800               9,632(1)(6)           15,000

W. G. Coffeen, III                      2002     169,167      34,400               4,677(2)(6)               --
Senior Vice President, Operations       2001     160,910          --               4,554(2)(6)               --
and Marketing                           2000     143,667      21,000               4,377(2)(6)            7,500

Charles P. Huffman                      2002     154,167      32,900               4,752(3)(6)               --
Senior Vice President and Chief         2001     146,524          --               4,497(3)(6)               --
Financial Officer                       2000     131,833      19,000               4,094(3)(6)            7,500

Gerald S. Keen                          2002     149,333      27,300               3,332(4)(6)               --
President of MGS Storage                2001     145,167          --               4,129(4)(6)               --
Services, Inc., the general partner     2000     140,000      16,000               4,339(4)(6)            5,000
of Bay Gas Storage Company, Ltd.

G. Edgar Downing, Jr                    2002     138,333      29,000               4,185(5)(6)               --
Vice President, Secretary and           2001     133,333          --               3,414(5)(6)               --
General Counsel                         2000     121,000      17,800               3,769(5)(6)            5,000

(1) Includes $4,898, $5,984 and $5,195 contributed to Mr. Davis' account in the Employees' 401(k) Plan for the 2002, 2001 and 2000 fiscal years, respectively, and $4,725, $4,545 and $4,298 paid to Mr. Davis in 2002, 2001 and 2000, respectively, pursuant to incentive units granted under the Company's 1992 Incentive Plan.

(2) Includes $4,538, $4,415 and $4,238 contributed to Mr. Coffeen's account in the Employees' 401(k) Plan for the 2002, 2001 and 2000 fiscal years, respectively.

(3) Includes $4,613, $4,358 and $3,955 contributed to Mr. Huffman's account in the Employees' 401(k) Plan for the 2002, 2001 and 2000 fiscal years, respectively.

(4) Mr. Keen retired from the Company on October 31, 2002. Includes $3,193, $3,990 and $4,200 contributed to Mr. Keen's account in the Employees' 401(k) Plan for the 2002, 2001 and 2000 fiscal years, respectively.

(5) Includes $4,046, $3,275 and $3,630 contributed to Mr. Downing's account in the Employees' 401(k) Plan for the 2002, 2001 and 2000 fiscal years, respectively.

(6) Includes insurance premiums for each officer of $139 in 2002, $139 in 2001 and $139 in 2000.

No options were granted during the fiscal year ended September 30, 2002 to any of the executive officers listed in the Summary Compensation Table. The following table and notes provide information on options exercised during the last fiscal year and the value at September 30, 2002 of unexercised options held by the executive officers listed in the Summary Compensation Table.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND 2002 FISCAL YEAR-END OPTION VALUES

                               Shares                               Number of Securities        Value of Unexercised
                             Acquired on           Value           Underlying Unexercised       In-the-Money Options
                             Exercise(#)        Realized(1)         Options at 9/30/02(#)         at 9/30/02($)(2)
                             -----------        -----------        ----------------------       --------------------

                                                                         Exercisable/               Exercisable/
Name and Position                                                       Unexercisable              Unexercisable
-----------------                                                  ----------------------       --------------------
John S. Davis                    18,000         $   231,426                  34,500/7,500           $354,188/$45,938

W.G. Coffeen, III                 2,600         $    34,124                  23,650/3,750           $250,160/$22,969

Gerald S. Keen                   24,300         $   337,655                       0/2,500                  0/$15,313

Charles P. Huffman                9,500         $   133,983                  16,750/3,750           $171,385/$22,969

G. Edgar Downing, Jr              2,000         $    26,854                  16,800/2,500           $178,571/$15,313

(1) Calculation based on the closing price of Common Stock on the exercise date.

(2) The ultimate realization of value on the exercise of such options is dependent upon the market price of Common Stock at the time of exercise. Calculations are based on the $25.50 closing price of Common Stock on the last trading day of the fiscal year.

The following table sets forth certain information at September 30, 2002 with respect to the Company's equity compensation plans that provide for the issuance of options, warrants or rights to purchase the Company's securities.

                                                                                     Number of Securities
                                                                                     Remaining Available for
                                                                                     Future Issuance under Equity
                             Number of Securities to    Weighted-Average Exercise    Compensation Plans
                             be Issued upon Exercise    Price of Outstanding         (excluding securities
                             of Outstanding Options,    Options, Warrants and        reflected in the first
Plan Category                Warrants and Rights        Rights                       column)
---------------------------  -------------------------- ---------------------------- ---------------------------

Equity Compensation Plans            182,575*                     $18.015                     55,750*
Approved by Security
Holders

Equity Compensation Plans             -0-                           -0-                         -0-
Not Approved by Security
Holders

         *On October 25, 2002, options with respect to an additional 20,500 shares options were issued, increasing the number of securities to be issued to 203,075, and reducing the number of securities available for future issuance to 35,250. On December 3, 2002 the Plan pursuant to which currently-outstanding options were granted expired, and the number of securities remaining available for future issuance was reduced to zero. Subject to stockholder approval, 350,000 shares would become available for future issuance under the 2003 Stock Option Plan of EnergySouth, Inc. See Proposal 2 below.

Employees' Retirement Plan. The Employees' Retirement Plan is a defined benefit plan which covers all full-time employees upon attainment of age 21 and completion of one year of service. Benefits are generally based on various percentages of regular basic compensation for each year of the individual's service, but if the resulting benefit is greater, is based upon average compensation during the last five years of employment proportionately reduced for years of service less than twenty and reduced by 70% of Social Security benefits. Participants are vested after five years of continuous service and are eligible for early retirement at or after age 55 with ten years of credited service.

Participants bear no costs of the Plan. Amounts accrued pursuant to the Plan for the accounts of the individuals named in the Summary Compensation Table above cannot be readily calculated. The estimated annual retirement benefit under the Plan, based on current remuneration and assuming retirement at age 65, of Mr. Davis, Mr. Coffeen, Mr. Keen, Mr. Huffman and Mr. Downing are $57,583, $79,254, $41,655, $80,448 and $72,560, respectively. Years of service now credited under the Plan for Mr. Davis, Mr. Coffeen, Mr. Keen, Mr. Huffman and Mr. Downing are 7, 15, 12, 22 and 11 years, respectively. The estimated annual benefits are net of any reductions for Social Security benefits or other offset amounts.

Employee Savings Plan. The Employee Savings Plan is a qualified voluntary contributory retirement plan under Section 401(k) of the Internal Revenue Code established by Mobile Gas on September 1, 1988. Eligibility requirements are one year of employment and 21 years of age. Eligible employees can invest up to 15% of their base salary in the plan. Employee contributions vest immediately and can be allocated among a money market fund, bond funds, or equity funds, as directed by the employee. The Company makes a contribution, equal to 50% of an employee's contribution, but not more than 3% of the employee's base salary. Company contributions are invested in Common Stock and are vested in cumulation increments of 20% for each of the first five years of an employee's service. A participant's account will be distributed following termination of employment. Participants may withdraw their contributions or borrow from their accounts subject to certain conditions. Company contributions for the 2002, 2001 and 2000 fiscal years for each of the executive officers are included in the Summary Compensation Table above.

 Agreements with Mr. Davis. As of January 26, 1996 Mobile Gas entered into an unfunded and unsecured deferred compensation agreement with Mr. Davis substantially in accordance with a proposal provided by consultants retained by Mobile Gas (the "Deferred Compensation Agreement"). The Deferred Compensation Agreement provides for benefits to be paid to Mr. Davis upon retirement, in such amount as would, taken together with amounts payable under the Employees' Retirement Plan, equal that which would have been payable to Mr. Davis upon retirement with the greater of 20 years or his actual years of service with Mobile Gas. The Deferred Compensation Agreement also provides for a benefit payable if Mr. Davis terminates employment with Mobile Gas for any reason prior to age 65. The severance benefit would be equal to two-thirds of the monthly benefit which would have been paid to Mr. Davis under the Employees' Retirement Plan if he had retired on his 65th birthday, but based on Mr. Davis' actual employment history with Mobile Gas as of the date his employment ceases.

On December 10, 1999, the Company entered into an unfunded Supplemental Deferred Compensation Agreement (the "Supplemental Agreement") with Mr. Davis. Under the Supplemental Agreement, the Company will pay a benefit to Mr. Davis equal the difference between: (a) the benefit that would have been payable to Mr. Davis under the Employee's Retirement Plan, as supplemented by the Deferred Compensation Agreement, but for (i) the limit on compensation that can be taken into account in calculating benefits payable thereunder pursuant to Section 401(a)(17) of the Internal Revenue Code, as amended (the "Code"), and (ii) the limit on the benefits that may be paid thereunder pursuant to Section 415 of the Code; and (b) the benefit that is payable to Mr. Davis under the Employees' Retirement Plan, as supplemented by the Deferred Compensation Agreement. The Supplemental Agreement provides that the benefit paid to Mr. Davis thereunder shall be paid in the same form and manner as the benefit paid under the Deferred Compensation Agreement, provided, however, that the Company may in its discretion accelerate the payments due under the Supplemental Agreement. The Supplemental Agreement further provides that the amounts payable thereunder are general unsecured obligations of the Company. The Company estimates that the annual amount payable to Mr. Davis under the Supplemental Agreement and the Deferred Compensation Agreement, based upon Mr. Davis' current remuneration and the formula for calculating benefits under the Employees' Retirement Plan and assuming retirement at age 65, would be $83,214.

Change of Control Agreements. On December 10, 1999 the Company entered into Change of Control Agreements with Messrs. Davis, Coffeen, Huffman, Keen, and Downing. Generally, such agreements provide that if, within twenty-four months following the change in control of the Company (as defined in the agreements), the officer's employment is terminated in a qualified termination, then the Company shall make a lump-sum payment to the officer equal to a specified percentage of the officer's "compensation," defined as the officer's annualized base salary in effect immediately prior to the change in control, plus the higher of (a) the annual bonus awarded the officer pursuant to the Company's Officer's Incentive Compensation Plan ("Bonus") with respect to the fiscal year immediately preceding the fiscal year in which the change in control occurs or
(b) the average of the Bonus awards to the officer with respect to the three fiscal years immediately preceding the fiscal year in which the change in control occurs. For purposes of establishing the applicable percentage, the Company has established a two-tier structure in which tier-one officers receive 297% of such compensation, and tier-two officers receive 200% of such compensation, and has designated Mr. Davis as a tier-one officer and the remainder of the officers with whom the Company has entered into change of control agreements as tier-two officers. The agreements also provide for continuation of certain insurance and other employee benefits for a period of twenty-four months following a qualified termination of employment. For purposes of the agreements, (i) the term "qualified termination" means a termination other than for cause, by the officer for good reason or by written agreement to such effect between the officer and the Company, (ii) the term "cause" generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (iii) the term "good reason" generally means a reduction in the officer's position, duties, responsibilities, status, compensation or benefits.

Insurance. The Company provides accidental death and dismemberment insurance of $200,000 for each officer and $100,000 for the spouse of each officer. Mobile Gas is not designated as the beneficiary under the policy. Premium cost for such insurance for each of each of the executive officers named therein is included in the Summary Compensation Table above.

Other Compensation. The Company provides certain equipment, facilities and services to various officers to assist them in performing their corporate responsibilities and duties in connection with business of the Company, such as automobiles and club memberships. The Summary Compensation Table does not include the value of such equipment, facilities and services which might be deemed attributable to personal use by the recipient, because the cost to the Company of such personal benefits with respect to any executive officer named in the Summary Compensation Table did not exceed the lesser of $50,000 or 10 percent of the compensation reported with respect to such executive officer.

                   COMPENSATION AND PLANNING COMMITTEE REPORT

The Compensation and Planning Committee of the Company's Board of Directors is currently comprised of five outside directors: Mr. Bell, Mr. Hope, Ms. Marston, Mr. Peebles and Mr. Van Antwerp. Based upon recommendations of the Chief Executive Officer with respect to executive officers other than himself, the Committee reviews and makes recommendations to the Board with respect to salaries and other compensation for officers of the Company and its subsidiaries. Decisions by the Committee with respect to compensation of executive officers of the Company and its subsidiaries, including the Chief Executive Officer of the Company, are reviewed and approved by the Board. The Committee is continuing to implement its compensation philosophy, which includes the following five principles:

1. Objectives: The Company's two primary compensation objectives are to provide a competitive compensation package that will enable the Company to attract and retain a highly-qualified executive team, and to provide a significant amount of variable compensation that is contingent upon objectively-measured performance, so as to align executive interests with those of customers and stockholders.

2. Competitiveness: Compensation comparisons will be made against similar-size public utilities on a national basis, to allow the Company to compete nationally for top executive talent. Competitive levels of four compensation components will be measured:

     o Base salary, to be targeted above the median for the peer group, with the primary consideration being external market levels and a secondary consideration being internal equity concerns.

     o Annual incentives, to be targeted at the median, to motivate and reward accomplishment of key corporate priorities and objectives.

     o Long-term incentives, to be targeted below the median, so that total target compensation (base salary plus annual incentives plus long-term incentives) would equal median total compensation for peer group executives.

     o Benefits and perquisites, to be targeted at the low end of the competitive range, so as to provide reasonable levels of security and protection but to not emphasize this component of the total compensation package.

3. Leverage: Annual and long-term incentives are to have significant upside and downside variability so as to create a strong relationship between the level of total executive compensation and the level of performance achieved.

4. Basis for measurements: Annual and incentive plans are to emphasize teamwork, and are to be based in large part on corporate performance, but will provide latitude to reward individual performance and contributions. Annual incentives are to reflect a balance between stockholder and customer interests, and between financial and operational goals, with financial objectives weighted more heavily with respect to senior executives, and operational goals being more heavily weighted at lower executive levels. Long-term incentives are to focus on stockholder interests and are to be tied, in part, to performance of Common Stock.

5. Stock ownership: The executive compensation program is intended to increase the alignment between executive interests and stockholders.

Determination of annual base salary and incentive compensation for each of the Company's executive officers, including Mr. Davis, are made in accordance with the foregoing criteria, with salary amounts and cash incentive targets and awards being recommended by the Chief Executive Officer with respect to other executive officers, and the salary and cash incentive targets and awards for the Chief Executive Officer being determined by the Committee.

Consistent with the foregoing compensation philosophy, long-term incentives in the form of stock options were granted in fiscal year 1995 under the 1992 Plan and awards were also made under the Mobile Gas Service Corporation Incentive Compensation Plan (the "1992 Incentive Plan"), each of which was assumed by the Company in 1998. All incentive units which had been awarded, other than 3,000 units awarded to Mr. Davis, have been surrendered; payments to Mr. Davis under the 1992 Incentive Plan are included under the "Other Annual Compensation" column in the Summary Compensation Table above. Additional grants of stock options were made in fiscal year 2000 and in October of 2001.

It is the Committee's current intention that no further awards will be made under the 1992 Incentive Plan, and that incentive awards will continue to be made under the Company's Officers Incentive Compensation Plan which became effective as of the fiscal year beginning October 1, 1996 (the "Officers Incentive Plan"). Under the Officers Incentive Plan, cash incentive awards to Company officers, computed as a percentage of base salary, are made by the Committee based on three performance measures (the first two being referred to as "Company Objectives" and the third being referred to as "Personal Objectives"):

     o The Company's Return on Common Equity ("ROE"), compared to the ROE of a group of peer companies;

     o The Company's earnings per share ("EPS") compared to a target EPS goal established by the Committee; and

     o Specific individual personal performance objectives to be established annually for each participant in the Officers Incentive Plan.

The Officers Incentive Plan provides for a target award level for the President and Chief Executive Officer of the Company at a specified percentage of base salary, and for other officers of the Company at a lesser percentage. The Officers Incentive Plan also provides for relative weighting of the three performance objectives at specified percentages for the President and Chief Executive Officer, with different specified percentages for all other officers. The relative weighting of performance objectives for the President and Chief Executive Officer generally places exclusive emphasis on the Company Objectives. The relative weighting for most other officers places equal emphasis on attainment of Personal Objectives and Company Objectives. For officers having primary management responsibility of a Company subsidiary, the relative weighting includes three parts, with a lesser emphasis on Personal Objectives and Company Objectives being measured by performance of the Company as a whole and by performance of the subsidiary. Personal Objectives for the President and Chief Executive Officer for the 2002 fiscal year were generally parallel to the Company Objectives. Depending on the degree to which Company Objectives and Personal Objectives are attained or exceeded, awards may range from 50% to 150% of the target award level. Incentive awards with respect to the 2002 fiscal year to the named executive officers are reported as bonus in the Summary Compensation Table above. The awards reflect that of the Company Objectives the ROE objective was exceeded, and the EPS performance was above the threshold but slightly below the target.

Walter A. Bell
John C. Hope, III
Judy A. Marston
E. B. Peebles, Jr.
Thomas B. Van Antwerp
Members, Compensation and Planning Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

Mr. Hope, who is a member of the Compensation and Planning Committee, serves as Chairman of the Board of the Company, but receives no compensation for such service.

                             AUDIT COMMITTEE REPORT

Each member of the Company's Audit Committee meets the independence requirements set by the National Association of Securities Dealers. The Committee members reviewed and discussed the Company's audited financial statements for the fiscal year ending September 30, 2002 with management. The Committee also discussed all the matters required to be discussed by Statement of Auditing Standards No. 61 with the Company's independent auditors, Deloitte & Touche LLP. The Committee received the written disclosures and letter from Deloitte & Touche LLP as required by Independence Standards Board Standard No. 1, and has discussed with the independent accountants their independence. Based on the review and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 for filing with the Securities and Exchange Commission.

The Board of Directors has adopted a written charter to govern the Audit Committee. A copy of the Company's Audit Committee Charter as amended through October 19, 2001 (which has not since been amended), was included as Appendix A to the Company's proxy statement for the 2002 Annual Meeting Of Stockholders.

Walter L. Hovell
G. Montgomery Mitchell
S. Felton Mitchell
Harris V. Morrissette
Robert H. Rouse
Members, Audit Committee

                                   PROPOSAL 2

             APPROVAL OF 2003 STOCK OPTION PLAN OF ENERGYSOUTH, INC.

BACKGROUND; 1992 PLAN

The Company's previous stock option plan, the Amended and Restated Stock Option Plan of EnergySouth, Inc. (the "1992 Plan"), was originally approved by the stockholders of the Company's predecessor, Mobile Gas Service Corporation ("Mobile Gas"), as the Mobile Gas Service Corporation 1992 Stock Option Plan. The 1992 Plan, as amended in 1998 upon approval of the stockholders of the Company, provided that a maximum of 350,000 shares of Common Stock could be optioned or sold thereunder. The 1992 Plan expired on December 3, 2002. As of that date, options with respect to 332,500 shares of Common Stock had been granted under the 1992 Plan. Because of the expiration of the 1992 Plan on that date, no additional options will be granted under the 1992 Plan. Of the 332,500 options granted under the 1992 Plan, as of December 6, 2002, 113,135 have been exercised and 17,750 expired unexercised, leaving options with respect to 201,615 shares outstanding. Options with respect to 107,840 shares of Common Stock are held by all executive officers of the Company and its subsidiaries as a group, and options with respect to 93,775 are held currently by employees of the Company and its subsidiaries other than executive officers. Information regarding options granted under the 1992 Plan to certain executive officers of the Company and its subsidiaries is set forth under the captions "AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND 2002 FISCAL YEAR-END OPTION VALUES" under PROPOSAL 1 above.

REASONS FOR NEW PLAN

In July 2002, the Hay Group, a nationally-recognized compensation consultant, reported to the Board of Directors on, among other things, overall U.S. and industry-specific long-term incentive compensation practices, and made certain recommendations to the Board, including the continued use of stock options as a primary long-term incentive consistent with the Company's compensation philosophy. Based on the report, the Board determined that a new plan should be implemented to continue the compensation philosophy previously implemented by the now-expired 1992 Plan. The new plan would permit the award of up to 350,000 shares, an amount less than the median, both in terms of options granted to individual executives and in terms of total dilutive effect of equity-based compensation as a function of shares outstanding. The Board considered the potential aggregate of 551,615 shares which could be issued pursuant to options outstanding under the 1992 Plan and which could be granted under the 2003 Plan, representing approximately 9.8% of currently-outstanding shares on a diluted basis, to be less than the norm for comparable public companies based on the Hay Group report.

Accordingly, in order to permit continued option awards to both officers and key employees of the Company and its subsidiaries, the Board of Directors has unanimously approved, subject to stockholder approval, the 2003 Stock Option Plan of EnergySouth, Inc. (the "2003 Plan"). The complete text of the 2003 Plan is attached to this Proxy Statement as Appendix A. The following summary of the 2003 Plan is qualified in its entirety by reference to such Appendix.

DESCRIPTION OF THE PLAN

General. The aggregate number of shares of Common Stock that may be issued under the 2003 Plan is 350,000, subject to certain adjustments to prevent dilution or enlargement of participants' rights. Options granted under the Plan may be either "incentive stock options" ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options. Shares delivered upon the exercise of Options may be either authorized but unissued shares or issued shares previously reacquired by the Company. Shares covered by expired or terminated Options will be available for subsequent awards under the Plan, unless the Plan has terminated. The Plan contains no provisions for granting of stock appreciation rights ("SARs").

For an ISO, the aggregate Fair Market Value, as defined in the Plan, on the Grant Date of the shares of Stock with respect to which the ISO is exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000.

Administration. The Plan is to be administered by the Compensation and Planning Committee (the "Committee") of the Board of Directors of the Company, or any successor committee designated by the Board, which will be comprised of not less than two members of the Board, each of whom will be a "nonemployee director" as defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934 (the "1934 Act").

The Committee has authority, subject to the provisions of the Plan and Section 16 of the 1934 Act and to the review and approval of the Board, to grant Options under the Plan; to determine whether an Option will be an ISO or a nonstatutory option, the Option Price and term of each Option, the employees of the Company or its subsidiaries to whom Options shall be granted ("Participants"), and the number of shares covered by each Option; and to implement, interpret, and make all determinations in connection with, the Plan. Members of the Committee will not be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and will be fully protected by the Company in respect of any such action, determination, or interpretation.

Eligibility. Options may be granted to officers or other key employees of the Company or its subsidiaries (as defined in the Plan). The Committee will base its selection of Participants and its determination of the number of shares to be covered by each award on Participants' duties, present and potential contributions to the Company's success, and such other factors as it deems relevant. Non-employee directors are not eligible to receive Options. As of December 1, 2002, the Company estimated there were approximately 37 persons eligible to participate in the Plan.

Terms of Options. The terms of awards under the Plan shall be determined by the Committee. Each Option is to be evidenced by an option agreement between the Company and the Participant to whom such Option is granted, and is subject to the following additional terms and conditions:

(a) Exercise of the Option. Unless otherwise provided in the option agreement between the Company and a Participant, each Option may be exercised on or after one year from the date the Option is granted (the "Grant Date") with respect to 25 percent of the shares covered by the Option, on or after two years from the Grant Date with respect to an additional 25 percent of such shares, on or after three years from the Grant Date with respect to an additional 25 percent of such shares, and on or after four years from the Grant Date with respect to the remaining 25 percent of such shares.

No Option may be exercised after the expiration of 10 years from the Grant Date, although the term of an Option may be for a shorter period as provided in an option agreement. No Option may be exercised for a fractional share of stock. The holder of an Option can exercise it by giving written notice of exercise to the Company and paying the Option Price in full.

Payment for shares issued upon exercise of an Option may be made via United States dollars, check, bank draft, or money order, or by payroll deduction if requested by the Participant and approved by the Committee, or, in the discretion of the Committee, through delivery of Common Stock or a combination of cash and Common Stock. Upon the exercise of an Option and receipt by the Company of the full Option Price, the Participant shall be entitled to receive a stock certificate evidencing his ownership of the number of shares of Stock as to which the Option has been exercised. No Participant, however, shall have any of the rights of a stockholder until shares are issued to him, and no adjustment will be made for dividends or other rights which accrue prior to the date such stock certificate is issued.

(b) Option Price. The purchase price of each share of Common Stock covered by each Option (the "Option Price") will be determined by the Committee in its discretion, provided, however, that for an ISO, the Option Price will not be less than the Fair Market Value of the shares of Common Stock on the Grant Date, as defined in Section 2(e) of the Plan, and for a nonstatutory option, the Option Price will not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Grant Date. If an ISO is granted to a Ten Percent Shareholder, as defined in Section 2(o) of the Plan, the Option Price must be at least 110 percent of the Fair Market Value of the shares of Common Stock on the Grant Date and such ISO must be exercised prior to the expiration of 5 years from the Grant Date. The Plan provides that, once granted, Options may not be "repriced."

On December 2, 2002, the average of the high and low price of the Common Stock on the NASDAQ National Stock Market (which is one possible measure of Fair Market Value) was $27.4655.

(c) Non-Transferability. Options are not transferable otherwise than by will or the laws of descent and distribution, and may be exercised during a Participant's lifetime only by the Participant.

(d) Termination of Employment. If a Participant's employment with the Company or any of its subsidiaries is terminated, except by reason of the Participant's retirement, death or disability, any Option that the Participant is entitled to exercise at the date of termination of employment may be exercised at any time within thirty days after such termination, but in no case later than the date on which the Option terminates.

(e) Retirement, Death or Disability. In the case of the retirement, death or disability of a Participant while employed by the Company or any of its subsidiaries, the Participant or his legatees, heirs, or legal representative, as the case may be, may exercise the Option within a period of one year after the Participant's death or disability, to the extent the Participant was entitled to do so at the date of his death or disability, but in no case later than the date on which the Option terminates.

Adjustments Upon Changes in Capitalization; Mergers; Change in Control. The aggregate number of shares of Common Stock available for Options under the Plan, the shares subject to any Option, and the Option Price per share shall all be proportionately adjusted as the Committee deems appropriate to prevent dilution or enlargement of Participants' rights under the Plan in connection with any increase or decrease in the number of issued shares of Common Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) any other increase or decrease in such shares effected without receipt of consideration by the Company.

If the Company shall be the surviving corporation in any merger or consolidation, any Option shall apply to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the Surviving corporation, all Options outstanding under the Plan shall terminate; provided, however, that each Participant shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Options in whole or in part to the full extent of such Options, regardless of whether they are otherwise exercisable by such Participant at that time under the terms of the Plan. If there is a "Change in Control of the Company," all outstanding Options granted under the Plan will immediately become fully exercisable. A "Change in Control of the Company" will be deemed to occur if any "person" (as that term is defined in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a beneficial owner, directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities. The Board of Directors recognizes that permitting outstanding Options to become fully exercisable if there is a "Change in Control of the Company" could conceivably deter the acquisition of Company Common Stock by a person who would breach the 20% threshold referred to above and thereby affect the market for such stock. The Board believes, however, that the likelihood of such deterrence is small and that the benefit to and protection of Participants in the Plan that is provided by this provision will enhance the Company's ability to attract and retain key personnel. The Board believes, therefore, that the advantages to the Company from the change of control provisions outweigh the potential disadvantage described above.

Amendment and Termination of the Plan. The Company's Board of Directors may terminate, revise, or amend the Plan at any time; provided, however, that any amendment that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan, (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) modify the requirements as to eligibility for participation, will be subject to stockholder approval (unless
Section 16(b) of the 1934 Act and/or Rule 16b-3 thereunder is amended so that stockholder approval of such Plan amendments is not required for the Plan to comply with Rule 16b-3). No termination, revision, or amendment of the Plan may, without the written consent of the holder of an Option, alter or impair any Option previously granted, except as otherwise authorized in the Plan. Unless sooner terminated, the Plan will remain in effect until January 31, 2013, at which time no further Options will be granted under the Plan.

Federal Income Tax Consequences. Set forth below is a description of some of the federal income tax consequences of the grant and exercise of the Options that may be awarded under the Plan. This summary description is not intended as a substitute for individual tax planning by Participants. It is provided for the review of stockholders considering the proposal to adopt the Plan, and merely constitutes an outline of the material federal income tax consequences to Participants and the Company attributable to the grant and exercise of Options pursuant to the Plan.

Incentive Stock Options. If an Option granted under the Plan is an ISO, the Participant will recognize no income upon grant of the ISO and incur no tax liability due to the exercise of the ISO unless the optionee is subject to an alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an ISO regardless of the applicability of the alternative minimum tax. For purposes of computing alternative minimum taxable income an individual is required to include the excess of the fair market value of the shares purchased pursuant to exercise of the ISO option over the option price of such shares. Upon the sale of the shares more than two years after grant of the Option and more than one year after receipt of the shares by the Participant, any gain will be treated as long-term capital gain. If these holding periods are not satisfied, the Participant will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the shares at the date of the Option exercise or the sale price of the shares, and the Company will be entitled to a deduction in the same amount. Any gain recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the Option, or as short-term capital gain if the sale is made earlier. Under the applicable provision of the Code as currently enacted no net capital gain deduction is allowed and all capital gain will be taxed at the same rates as ordinary income (except that the overall rate of tax on net capital gain will not exceed 20%).

If shares of the Company's Common Stock which were acquired on exercise of a previous ISO ("prior statutory option shares") are exchanged in connection with the exercise of an ISO within two years after the date the option covering such prior statutory option shares was granted or within one year after the date of purchase of such prior statutory option shares, the exchange will be treated as a disqualifying disposition of such prior statutory option shares and the excess of the fair market value of such shares on the date they were purchased over the purchase price will be recognized by the optionee as ordinary income. If, before the expiration for such holding periods, prior statutory option shares acquired pursuant to an ISO are exchanged in connection with the exercise of an ISO at a price less than their fair market value on the exercise date, ordinary income will be limited to the amount (if any) by which the fair market value at the date of exchange exceeds the option price paid for such prior statutory option shares. Any excess of the fair market value of the prior statutory option shares at the date of the exercise over the option price paid for such prior statutory option shares, which is not recognized as ordinary income as described above, will not be recognized as taxable gain at the time of the exchange. A number of the acquired shares, equal in number to the prior statutory option shares surrendered in the exchange, will have a basis equal to the Participant's basis in the surrendered shares, increased by any ordinary income recognized on the exchange. Any additional shares acquired in the exchange will have a zero basis. Any loss recognized on disposition of shares will be treated as long-term capital loss if the shares have been held for more than one year prior to such disposition. In any event, the Company will be allowed a deduction in the amount of the ordinary income recognized by the optionee.

Nonstatutory Options. Generally, there will be no federal income tax consequences to either the Participant or the Company on the grant of an Option. Upon the exercise of an Option, the Participant typically will incur taxable ordinary income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the Option Price of the shares (the "Spread"). The Company will be entitled to a tax deduction in an amount equal to the Spread, provided the Company complies with applicable withholding rules. The tax basis of Option shares will be the Option Price paid plus the Spread. Upon the sale of Common Stock acquired through the exercise of an Option, Participants will realize taxable long-term or short-term capital gain or loss.

        THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT
                STOCKHOLDERS VOTE FOR APPROVAL OF THE 2003 PLAN.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Deloitte & Touche LLP has served as independent public accountants to audit the Company's financial statements for the past sixteen years and they have been selected by the Board of Directors to continue in such capacity as independent public accountants for the Company for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

AUDIT FEES. Deloitte & Touche LLP billed the Company aggregate fees totaling $120,100 for professional services rendered for the audit of the Company's annual financial statements for fiscal 2002 and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal 2002.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Deloitte & Touche LLP did not perform any financial information systems design or implementation services for the Company in 2002.

ALL OTHER FEES. The aggregate fees for all services rendered by Deloitte & Touche LLP to the Company with respect to fiscal 2002, other than those described in the two immediately preceding paragraphs, totaled $24,900. The Audit Committee of Board of Directors has considered whether the provision by Deloitte & Touche LLP of the services covered by the fees other than the audit fees is compatible with maintaining Deloitte & Touche LLP's independence and believes that it is compatible.


                    ENERGYSOUTH, INC. STOCK PERFORMANCE GRAPH

The following graph compares the value of $100 invested on October 1, 1997 in Mobile Gas common stock, the Media General Gas Utilities Industry Group Index (the "MG Group"), and the Russell 2000 Index, assuming reinvestment of dividends. Results after February 2, 1998 reflect the 3-for-2 conversion of Mobile Gas common stock into Common Stock on that date. The Media General Gas Index, published as Industry Group Index No. 912 by Media General Financial Services of Richmond, Virginia, consists of 31 gas utilities including the Company.

Fiscal Year Ending      1997       1998       1999       2000       2001       2002
------------------     ------     ------     ------     ------     ------     ------

ENERGYSOUTH, INC       100.00      88.49      95.19      94.27     112.39     134.35
Gas Utilities          100.00     103.55     108.71     142.20     142.41     138.07
Russell 2000 Index     100.00      80.98      95.20     115.92      90.01      80.54

                              STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission ("SEC"). In order to be included in EnergySouth's proxy statement and form of proxy relating to its 2003 Annual Meeting pursuant to Rule 14a-8 promulgated by the SEC ("Rule 14a-8"), proposals from stockholders to be presented at the 2004 Annual Meeting must be received by the Secretary of EnergySouth no later than August 21, 2003. The date after which notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 will be considered untimely is October 28, 2003. If notice of such a shareholder proposal is received by the Company after October 28, 2003, then the Company's proxy for the 2004 Annual Meeting may confer discretionary authority to vote on such matter without discussion of such matter in the proxy statement for the 2004 Annual Meeting.

                                 OTHER PROPOSALS

As of this date, the Company does not know of any other business to be presented at the meeting. However, the enclosed proxy gives discretionary authority to the proxy holders named therein should any other matters be presented to the meeting and it is the intention of such proxy holders to take such action in connection therewith as shall be in accordance with their best judgment.

                                   ----------

Please sign, date, and return the enclosed proxy promptly in the enclosed envelope on which no postage stamp is necessary if mailed in the United States.

                                               ENERGYSOUTH, INC.
                                           By G. EDGAR DOWNING, JR.
                                                   Secretary
Mobile, Alabama
Dated December 23, 2001

                                   APPENDIX A

                             2003 STOCK OPTION PLAN
                                       OF
                                ENERGYSOUTH, INC.



         1.       PURPOSE AND SCOPE

         The purposes of the 2003 Stock Option Plan of EnergySouth, Inc. (this "Plan") are to encourage stock ownership by key employees of the Company and the Company's subsidiaries upon whose judgment, initiative, and effort the Company is largely dependent for its success, to provide an incentive for such employees and other individuals to expand and improve the profits and prosperity of the Company, and to assist the Company and its subsidiaries in attracting and retaining key personnel through the grant of options to purchase shares of the Company's common stock.

         2.       DEFINITIONS

         Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan unless the context otherwise requires, and for the purposes of such definitions, the singular shall include the plural and the plural shall include the singular:

         (a) "Board" shall mean the Board of Directors of the Company.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Committee" shall mean the Compensation and Planning Committee of the Board or any successor committee designated by the Board, which shall be comprised of at least two "non-employee directors" as defined in Rule 16b-3(b)(3)(i) promulgated under the 1934 Act.

         (d) "Company" shall mean EnergySouth, Inc., an Alabama corporation.

         (e) "Fair Market Value" for a share of Stock shall mean the price that the Committee acting in good faith determines to be a reasonable valuation, including by setting the Fair Market Value at the mean between the highest and lowest quoted selling price of a share of Stock on the NASDAQ Stock Market on the date such value is determined or the nearest prior business day on which trading occurred on the NASDAQ Stock Market.

         (f) "Grant Date" means the date on which a Participant is granted an Option as determined by the Committee.

         (g) "ISO" shall mean a right in the form of an option to purchase Stock granted under this Plan that is intended to qualify as an incentive stock option under Section 422 of the Code.

         (h) "Non-ISO" shall mean a right in the form of an option to purchase stock granted under this Plan that is not intended to qualify as an incentive stock option under Section 422 of the Code.

         (i) "Option" shall mean either an ISO or a Non-ISO.

         (j) "Option Price" shall mean the purchase price for Stock under an Option, as determined in Section 6 below.

         (k) "Participant" shall mean an employee of the Company or any of its Subsidiaries to whom an Option is granted under the Plan.

         (l) "Plan" shall mean this 2003 Stock Option Plan of EnergySouth, Inc.

         (m) "Stock" shall mean the $.01 par value common stock of the Company.

         (n) "Subsidiary" shall mean any corporation of which the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation, and any corporation which is itself a Subsidiary of any other Subsidiary.

         (o) "Ten Percent Shareholder" shall mean a person who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary.

         (p) "1934 Act" means the Securities Exchange Act of 1934, as amended.

         3.       STOCK SUBJECT TO OPTIONS

         (a) Subject to the provisions of Section 14 of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is three hundred fifty thousand (350,000) shares. Such shares may be authorized but unissued shares of Stock of the Company or issued shares of Stock reacquired by the Company. If for any reason any shares of Stock as to which an Option has been granted cease to be subject to purchase thereunder, then (unless the Plan shall have terminated) such shares shall become available for subsequent awards under the Plan in the discretion of the Committee.

         (b) For purposes of calculating the maximum number of shares of Stock that may be issued under the Plan, (i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of an Option, and
(ii) all shares issued (including the shares, if any, withheld for tax withholding requirements and shares tendered as payment upon exercise of Options) shall be counted when shares of Stock are used as full or partial payment for shares issued upon exercise of an Option.

         4.       ADMINISTRATION

         The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee shall have full authority in its discretion, subject to and not inconsistent with the express provisions of the Plan and with Section 16 of the 1934 Act, to grant Options; to determine the Option Price and term of each Option, whether an Option will be an ISO or a Non-ISO, the Participants to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be covered by each Option; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the option agreements (which need not be identical) entered into in connection with the grant of Options; and to make all other determinations deemed necessary or advisable for the administration of the Plan. Members of the Committee may participate in a meeting of the Committee by means of conference telephone, and such participation shall constitute presence in person at the meeting. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ attorneys, consultants, accountants, or other persons, and the Committee shall be entitled to rely upon the advice, opinions, or valuations of such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan; and all members of the Committee shall be fully protected by the Company in respect of any such action, determination, or interpretation.

         5. ELIGIBILITY; FACTORS TO BE CONSIDERED IN GRANTING OPTIONS; REVIEW AND APPROVAL BY BOARD

         Options may be granted to officers or other key employees of the Company or its Subsidiaries upon whose judgment, initiative or effort the Company relies for the successful conduct of its business, as determined by the Committee in its discretion. In determining the employees or other individuals to whom Options shall be granted and the number of shares of Stock to be covered by each Option, the Committee shall take into account the nature of such persons' duties, their present and potential contributions to the success of the Company, and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. A director of the Company who is not also a regular full-time employee will not be eligible to receive an Option. Options shall be granted to Participants in the sole discretion of the Committee, and the Committee shall be under no obligation whatsoever to grant Options or to grant all Options subject to the same terms and conditions. Decisions of the committee with respect to granting of Options shall be subject to review and approval by the Board. A Participant who has been granted an Option under the Plan may be granted new Options, which may be in addition to prior Options granted to said Participant under the Plan.

         If the Committee grants an ISO and a Non-ISO to the same Participant, the right of the Participant to exercise one such Option shall not be conditioned on his or her failure to exercise the other such Option.

         6.       OPTION PRICE; NO REPRICING

         (a) The Option Price for each share of Stock under each Option shall be determined by the Committee in its absolute discretion, provided, however, that for an ISO the Option Price shall be not less than the Fair Market Value of the shares of Stock on the date that the ISO is granted, and for a non-ISO the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock on the date that the non-ISO is granted. If an ISO is granted to a Ten Percent Shareholder, the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date that the ISO is granted.

         (b) Except as provided in Section 12, Options granted may not be "repriced" as defined in Item 402(i) of Regulation S-K promulgated under the 1934 Act.

         7.       TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by agreements ("Option Agreements") in such form as the Committee shall from time to time approve. Such Option Agreements shall specify whether the Options covered thereby are intended to qualify as ISOs or Non-ISOs (and in the case of any Option Agreement which does not contain such specification, the Options covered thereby shall be deemed to be Non-ISOs) and shall comply with and be subject to the following terms and conditions:

         (a) Exercise Limitations; No Right to Employment. In no event shall an Option be exercisable by a Participant who is subject to the provisions of
Section 16(b) of the 1934 Act and rules promulgated thereunder in a manner, or during a period of time, that would constitute a violation of any such applicable provisions. Unless otherwise approved by the Committee and set forth in an Option Agreement, an Option granted under the Plan may be exercised, and shares of Stock may be acquired, as follows:

         25% of the shares of Stock covered by the Option may be acquired on or after the first anniversary of the Grant Date; an additional 25% on or after the second anniversary; an additional 25% on or after the third anniversary; and the remaining 25% on or after the fourth anniversary of the Grant Date.

No Option may be exercised after the expiration of ten (10) years from the Grant Date (although the term of an Option may be for a shorter period as provided in the Option Agreement). No Option may be exercised for a fractional share of Stock. No Option Agreement shall impose upon the Company any obligation to employ the Participant for any period of time.

         (b) Manner of Exercise. A Participant shall exercise an Option by giving written notice of such exercise to the Company and paying the Option Price in full to the Company for the shares to be purchased. The date upon which such payment is received by the Company shall be the exercise date for the Option.

         (c) Time and Method of Payment. The Option Price shall be paid in United States dollars, or by check, bank draft, or money order payable to the order of the Company, or by payroll deduction if requested by the Participant and approved by the Committee, or, in the discretion of the Committee, through delivery of Stock or a combination of cash and Stock. Any Stock so delivered shall be valued at the Fair Market Value of such Stock on the date of delivery to the Company. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of the appropriate number of shares of Stock. A Participant shall have none of the rights of a shareholder until shares are issued to him, and no adjustment with respect to such Participant will be made for dividends or other rights which accrue prior to the date such stock certificate is issued.

         (d) Number of Shares. Each Option shall state the total number of shares of Stock to which it pertains. The number of shares to which a Participant is entitled under an Option shall be reduced by, and the number of shares covered by the Option as to which the Participant has partially exercised his rights. For ISOs, the aggregate Fair Market Value (determined as of the Grant Date) of the shares of Stock with respect to which the ISO is exercisable for the first time by a participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

         8.       TERMINATION OF EMPLOYMENT

         In the event that the employment of a Participant with the Company or any of its Subsidiaries shall be terminated (except as set forth in Section 9 below), any Option that the Participant is entitled to exercise at the date of termination of employment may, subject to the provisions of the Plan, be exercised at any time within the 30-day period following the date of such termination, but in no case later than the date on which the Option terminates. Any Option granted under the Plan shall not be affected by any change of duties or position of the Participant so long as the Participant continues to be a regular full-time employee of, or otherwise maintains his relationship with, the Company or any of its Subsidiaries. Any Option, or any rules and regulations relating to the Plan, may contain such provisions as the Committee shall approve with respect to the determination of the date employment terminates and the effect of leaves of absence. Nothing in the Plan or in any Option granted pursuant to the Plan shall confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate such employment at any time.

         9.       RIGHTS IN EVENT OF RETIREMENT, DEATH OR DISABILITY

         In the event of termination of employment because of the retirement, death or disability of a Participant, the participant or his legatees, heirs, or legal representative, as the case may be, shall have the right for three (3) years after the Participant's retirement pursuant to the terms of The Retirement Plan for Employees of EnergySouth, Inc. and Affiliates or any successor thereto, or one (1) year after the Participant's death or disability, as the case may be, to exercise any of the Participant's Options to the extent that such Participant was entitled to exercise such Options on the date of his retirement, death or disability, as the case may be. In no event, however, shall the Options be exercisable later than the date on which the Options terminate. For purposes of this Plan, "disability" shall mean the inability of a Participant to perform his regular duties with the Company or its Subsidiaries by reason of a medically determinable physical or mental impairment which can be expected to result in death within twelve (12) months, or which can be expected to last for a continuous period of not less than twelve (12) months.

         10.      NO OBLIGATIONS TO EXERCISE OPTION

         The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

         11.      TRANSFERABILITY OF OPTION

         Options shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's lifetime shall be exercisable only by such Participant.

         12.      EFFECT OF CHANGE IN STOCK SUBJECT TO PLAN; MERGERS; CHANGE IN
                  CONTROL

         (a) The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option, and the Option Price per share shall all be proportionately adjusted as the Committee deems appropriate to prevent dilution or enlargement of Participants' rights under the Plan in connection with any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) any other increase or decrease in such shares effected without receipt of consideration by the Company.

         (b) If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section 10 to exercise an Option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Options in whole or in part to the full extent of such Options, regardless of whether such Options would be otherwise exercisable by such Participant at that time under the terms of the Plan.

         (c) If there is a "Change in Control of the Company", all outstanding Options granted under the Plan shall immediately become fully exercisable. A "Change in Control of the Company" shall be deemed to have occurred if any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a beneficial owner directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities other than as a result of a merger or consolidation involving the Company.

         13.      AMENDMENT AND TERMINATION

         The Board, by resolution, may amend or revise the Plan to the extent the Board deems necessary or appropriate. Any amendment, however, that would (1) increase the aggregate number of shares of Stock that may be issued under the Plan, (2) materially increase the benefits accruing to Participants, or (3) modify the requirements as to eligibility for participation in the Plan, shall be subject to shareholder approval (unless Section 16(b) of the 1934 Act and/or Rule 16b-3 promulgated thereunder do not require shareholder approval in order for the Plan to comply with Rule 16b-3). The Board may terminate the Plan at any time. No amendment, revision or termination of the Plan may, without the written consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as otherwise authorized in this Plan. Unless sooner terminated, the Plan shall remain in effect for a period of ten (10) years following the date that the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier, at which time no further Options shall be granted hereunder. Termination of the Plan shall not affect any Option previously granted.

         14.      AGREEMENTS AND REPRESENTATIONS OF EMPLOYEES

         (a) Acquiring Stock for Investment Purposes. As a condition to the exercise of any Option, the Company may require the Participant exercising such Option to represent and warrant that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required or desirable under the Securities Act of 1933, as amended (the "1933 Act"), or any other applicable law, regulation, or rule of any governmental agency. The Company also may require, if its counsel deems it required or desirable under the 1933 Act or any other applicable law or regulation, as a condition to the exercise of any Option, that the Participant exercising such Option represent and warrant that he will not sell or offer to sell any shares of Stock acquired at exercise unless a registration statement shall be in effect with respect to such shares under the 1933 Act and any applicable state securities laws, or unless he shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, that such registration is not required. Certificates representing the shares of Stock acquired at exercise may, at the discretion of the Company, bear a legend to the effect that such shares have not been registered under the 1933 Act or any applicable state securities laws, and that such shares may not be sold or offered for sale in the absence of an effective registration statement as to such shares under the 1933 Act and any applicable state securities laws, or an opinion, in form and substance satisfactory to the Company, that such registration is not required.

         (b) Withholding. With respect to the exercise of any Option granted under this Plan, each Participant shall fully and completely consent to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise or surrender. Upon the partial or full exercise of an Option, in the discretion of the Committee and if the Participant so elects by providing notice to the Company, the stock certificate representing such shares shall be for the appropriate number of shares less the number, rounded up for any fraction to the next whole number, that have a Fair Market Value (as of the date of exercise) equal to such amount as is determined by the Company to be sufficient to satisfy applicable federal, state or local withholding tax requirements. The Company shall promptly remit, or cause to be remitted, to the appropriate taxing authorities the amount so withheld. Although the stock certificate delivered to the Participant will be for a net number of shares, such Participant shall be considered, for tax purposes, to have received the number of shares equal to the full number of shares for which the Option has been exercised.

         15.      RESERVATION OF SHARES OF STOCK

         The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

         16.      EFFECTIVE DATE

         The effective date of the Plan shall be January 31, 2003, subject to approval of the Plan by the Stockholders of the Company at the 2003 Annual Meeting of Stockholders of the Company.

                               ENERGYSOUTH, INC.

                               By:
                                    --------------------------------

                               Its:
                                    --------------------------------

                                      PROXY

                                ENERGYSOUTH, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
              FOR ANNUAL MEETING OF STOCKHOLDERS, JANUARY 31, 2003


         The undersigned hereby appoints John S. Davis and G. Edgar Downing, Jr., and each of them, as proxies, each with power of substitution and revocation, to vote at the Annual Meeting of Stockholders of EnergySouth, Inc. (the "Company") to be held in the Auditorium of the Company at 2828 Dauphin Street, Mobile, Alabama on Friday, January 31, 2002, at 10:00 a.m., Central Standard Time, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be able to cast if personally present at the Annual Meeting.

  SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
     SIDE                                                            SIDE

[X] Please mark votes as in this example.

IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

1.       ELECTION OF DIRECTORS (the Board of Directors favors a vote "FOR"):

         For a term expiring 2006: (01) John C. Hope, III, (02) Judy A. Marston,
                                   (03) S. Felton Mitchell, Jr., and (04) Thomas
                                   B. Van Antwerp.

         [ ] FOR ALL NOMINEES


         [ ] WITHHELD FROM ALL NOMINEES


         -----------------------------------------------------------------------
         [ ] For all nominees except as noted above

2. APPROVAL OF 2003 STOCK OPTION PLAN OF ENERGYSOUTH, INC. (THE BOARD OF DIRECTORS FAVORS A VOTE "FOR"):

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the meeting or any and all adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

The shares represented by this Proxy will be voted in the manner directed herein by the undersigned stockholder. The proxies, or either one of them, are authorized, in their or his discretion to vote the shares of the undersigned stockholder represented by this Proxy in favor of an adjournment or adjournments of said meeting for the purpose of allowing time for additional solicitation of proxies.

Please sign, date and mail this Proxy in the envelope provided. No postage is necessary if mailed in the United States.

Please sign exactly as the name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys, executors, administrators, guardians, trustees and corporate officers should so indicate.


-----------------------------------------    -------------------------
Stockholder Signature(s)                     Date


-----------------------------------------    -------------------------
Stockholder Signature(s)                     Date